COMMAND GOVERNMENT FUND
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


									September 28, 1998

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Form 24f-2 for Command Government Fund
		File Nos. 32-73901 and 811-3251

	On behalf of Command Government Fund, enclosed for filing under the Investment Company Act of 1940 is one copy of Form 24f-2. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-3028.



							Very truly yours,

							/s/ Robert C. Rosselot
							Robert C. Rosselot
							Assistant Secretary




Enclosures